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                                                                     Exhibit 5


                                August 28, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

As General Counsel of Solutia Inc., a Delaware Corporation having its general offices at 10300 Olive Blvd., St. Louis, Missouri 63166 (the "Company"), I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, covering up to 6,000,000 shares of the Company's Common Stock, $.01 par value, ("Common Stock") to the extent authorized for issuance under the Solutia Inc. Shared Success Replacement Plan (the "Plan"). The Plan was adopted by the Company's Board of Directors by unanimous written consent effective as of August 26, 1997, and was approved by the Company's sole stockholder, Monsanto Company, on August 27, 1997.

I am also familiar with the Company's certificate of incorporation and by-laws as now in effect, and with all corporate and other proceedings taken by the Board of Directors relative to the authorization of the Plan, including the proposed original issuance of up to 6,000,000 shares of Common Stock upon the exercise of options.

It is my opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware; that the Plan has been duly authorized by appropriate corporate action of the Company; and that the shares of Common Stock to be issued under the Plan, when issued and delivered pursuant to the provisions of the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to its use in connection therewith. I further consent to the reference to Chemicals' counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference in the Company's registration statement on Form 10 dated August 7, 1997, as amended August 19, 1997, and incorporated by reference in this Registration Statement. My consent to the reference to Chemicals' counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act of 1933.


                                          Very truly yours,


                                          /s/ Karl R. Barnickol
                                          --------------------------
                                          Karl R. Barnickol
                                          General Counsel
                                          Solutia Inc.